EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Macatawa Bank Corporation

Holland, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2013 relating to the consolidated financial statements, and the effectiveness of Macatawa Bank Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Grand Rapids, Michigan

January 17, 2014